DRAFT 03.11.04
                                                                     Exhibit 4.1

                   LOAN CONFIRMATION SIXTH ISSUER INTERCOMPANY
                                 LOAN AGREEMENT

                             DATED [{circle}], 2004

                        PERMANENT FUNDING (NO. 1) LIMITED
                                  AS FUNDING 1

                                       AND

                         PERMANENT FINANCING (NO. 6) PLC
                                 AS SIXTH ISSUER

                                       AND

                              THE BANK OF NEW YORK
                               AS SECURITY TRUSTEE

                                       AND

                          CITIBANK, N.A., LONDON BRANCH
                                  AS AGENT BANK


                                  ALLEN & OVERY
                                ALLEN & OVERY LLP
                                     LONDON

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.   Interpretation............................................................1
2.   Intercompany Loan Terms and Conditions....................................2
3.   The Sixth Issuer Term Advances............................................2
4.   Interest..................................................................4
5.   Repayment.................................................................6
6.   Prepayment...............................................................10
7.   Certain Fees, etc........................................................10
8.   Application of Certain Provisions........................................12
9.   Addresses................................................................13
10.  Counterparts.............................................................14
11.  Third Party Rights.......................................................14
12.  Governing Law............................................................14

SCHEDULE

1.   Conditions Precedent in Respect of Drawdown..............................15


Signatories...................................................................18

THIS LOAN CONFIRMATION TO THE SIXTH ISSUER INTERCOMPANY LOAN AGREEMENT is dated [{circle}], 2004

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered in England and Wales No. 4267660), a private limited company incorporated in England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2) PERMANENT FINANCING (NO. 6) PLC (registered in England and Wales No. 5232464), a public limited company incorporated under the law of England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SIXTH ISSUER);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE); and

(4) CITIBANK, N.A., LONDON BRANCH, whose offices are at 5 Carmelite Street, London EC4Y 0PA (acting in its capacity as AGENT BANK).

IT IS AGREED as follows:

1.   INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [{circle}], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the fifth issuer master definitions and construction schedule signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on [{circle}], 2004 (the SIXTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and/or the Sixth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 (Interpretation and Construction) of the Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

     CLOSING DATE means [{circle}], 2004;

     INTERCOMPANY LOAN means the Sixth Issuer Intercompany Loan;

     INTERCOMPANY LOAN AGREEMENT means the Sixth Issuer Intercompany Loan Agreement;

     INTERCOMPANY LOAN CONFIRMATION means the Sixth Issuer Intercompany Loan Confirmation;

                                        1
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     ISSUER means the Sixth Issuer;

     ISSUER TRANSACTION ACCOUNT means the Sixth Issuer Sterling Account;

     NEW BASEL CAPITAL ACCORD means the new or revised capital accord as described in the consultative document "The New Basel Capital Accord" published by the Basel Committee on Banking Supervision in January 2001;

     NOTES means the Sixth Issuer Notes; and

     SIXTH ISSUER TERM ADVANCES has the meaning given in the Sixth Issuer Master Definitions and Construction Schedule.

2.   INTERCOMPANY LOAN TERMS AND CONDITIONS

     Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding 1, the Security Trustee and the Agent Bank for the purposes of identification on 14th June, 2002, as amended and restated on 25th November, 2003, 12th March, 2004 and 22nd July, 2004 and from time to time and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "this Agreement" shall be construed accordingly.

3.   THE SIXTH ISSUER TERM ADVANCES

3.1  SIXTH ISSUER TERM AAA ADVANCES

     On and subject to the terms of this Agreement, the Sixth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

     (a) the series 1 term AAA advance in the maximum aggregate principal amount of [GBP][1,000,000,000] (the SIXTH ISSUER SERIES 1 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class A Sixth Issuer Notes;

     (b) the series 2 term AAA advance in the maximum aggregate principal amount of [GBP][1,000,000,000] (the SIXTH ISSUER SERIES 2 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class A Sixth Issuer Notes;

     (c) the series 3 term AAA advance in the maximum aggregate principal amount of [GBP][1,000,000,000] (the SIXTH ISSUER SERIES 3 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 3 Class A Sixth Issuer Notes;

     (d) the series 4 term AAA advance in the maximum aggregate principal amount of [GBP][750,000,000] (the SIXTH ISSUER SERIES 4 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class A Sixth Issuer Notes,

     (e) the series 5A1 term AAA advance in the maximum aggregate principal amount of [GBP][500,000,000] (the SIXTH ISSUER SERIES 5A1 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class A1 Sixth Issuer Notes; and

                                        2
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     (f)  the series 5A2 term AAA advance in the maximum aggregate principal amount of [GBP][500,000,000] (the SIXTH ISSUER SERIES 5A2 TERM AAA ADVANCE, and together with the Sixth Issuer Series 5A1 Term AAA Advance, the SIXTH ISSUER SERIES 5A TERM AAA ADVANCES) and which corresponds to the principal amount upon issue of the Series 5 Class A2 Sixth Issuer Notes, and together the Sixth Issuer Series 1 Term AAA Advance, the Sixth Issuer Series 2 Term AAA Advance, the Sixth Issuer Series 3 Term AAA Advance, the Sixth Issuer Series 4 Term AAA Advance, the Sixth Issuer Series 5A1 Term AAA Advance and the Sixth Issuer Series A2 Term AAA Advance are referred to herein as the SIXTH ISSUER TERM AAA ADVANCES.

3.2  SIXTH ISSUER TERM AA ADVANCES

     On and subject to the terms of this Agreement, the Sixth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

     (a) the series 1 term AA advance in the maximum aggregate principal amount of [GBP][35,800,000] (the SIXTH ISSUER SERIES 1 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class B Sixth Issuer Notes;

     (b) the series 2 term AA advance in the maximum aggregate principal amount of [GBP][35,800,000] (the SIXTH ISSUER SERIES 2 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class B Sixth Issuer Notes;

     (c) the series 3 term AA advance in the maximum aggregate principal amount of [GBP][35,300,000] (the SIXTH ISSUER SERIES 3 TERM AA ADVANCE) and which corresponds to the principal amount upon issue of the Series 3 Class B Sixth Issuer Notes;

     (d) the series 4 term AA advance in the maximum aggregate principal amount of [GBP][26,100,000] (the SIXTH ISSUER SERIES 4 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class B Sixth Issuer Notes; and

     (e) the series 5 term AA advance in the maximum aggregate principal amount of [GBP][34,800,000] (the SIXTH ISSUER SERIES 5 TERM AA ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class B Sixth Issuer Notes, and together the Sixth Issuer Series 1 Term AA Advance, the Sixth Issuer Series 2 Term AA Advance, the Sixth Issuer Series 3 Term AA Advance, the Sixth Issuer Series 4 Term AA Advance and the Sixth Issuer Series 5 Term AA Advance are referred to herein as the SIXTH ISSUER TERM AA ADVANCES.

3.3  SIXTH ISSUER TERM BBB ADVANCES

     On and subject to the terms of this Agreement, the Sixth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

     (a) the series 1 term BBB advance in the maximum aggregate principal amount of [GBP][34,700,000] (the SIXTH ISSUER SERIES 1 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class C Sixth Issuer Notes;

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     (b)  the series 2 term BBB advance in the maximum aggregate principal amount of [GBP][34,700,000] (the SIXTH ISSUER SERIES 2 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class C Sixth Issuer Notes;

     (c) the series 3 term BBB advance in the maximum aggregate principal amount of [GBP][34,200,000] (the SIXTH ISSUER SERIES 3 TERM BBB ADVANCE) and which corresponds to the principal amount upon issue of the Series 3 Class C Sixth Issuer Notes;

     (d) the series 4 term BBB advance in the maximum aggregate principal amount of [GBP][25,300,000] (the SIXTH ISSUER SERIES 4 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class C Sixth Issuer Notes; and

     (e) the series 5 term BBB advance in the maximum aggregate principal amount of [GBP][33,700,000] (the SIXTH ISSUER SERIES 5 TERM BBB ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class C Sixth Issuer Notes, and together the Sixth Issuer Series 1 Term BBB Advance, the Sixth Issuer Series 2 Term BBB Advance, the Sixth Issuer Series 3 Term BBB Advance, the Sixth Issuer Series 4 Term BBB Advance and the Sixth Issuer Series 5 Term BBB Advance are referred to herein as the SIXTH ISSUER TERM BBB ADVANCES.

3.4  TERM ADVANCE RATING

     The Term Advance Rating in respect of the Sixth Issuer Term AAA Advances shall be [AAA/Aaa/AAA], the Term Advance Rating in respect of the Sixth Issuer Term AA Advances shall be [AA/Aa3/AA] and the Term Advance Rating in respect of the Sixth Issuer Term BBB Advances shall be [BBB/Baa2/BBB].

3.5  CONDITIONS PRECEDENT

     Save as the Sixth Issuer and the Security Trustee may otherwise agree, the Sixth Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding 1 that it or its advisers have received all the information and documents listed IN SCHEDULE 1 hereof in form and substance satisfactory to the Security Trustee.

4.   INTEREST

4.1  RATE OF INTEREST TO FIRST FUNDING 1 INTEREST PAYMENT DATE

     On the Closing Date the Agent Bank will determine the Initial Relevant Screen Rate (as defined below) in respect of each Sixth Issuer Term Advance as at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotations to leading banks for two-week and one-month sterling deposits of [GBP]10,000,000, in the London inter-bank market as at or about 11.00 a.m. (London time) on such Closing Date. The Term Advance Rates of Interest for the first Interest Period shall be the aggregate of (a) the Relevant Margin and (b) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for two-week sterling deposits and the arithmetic mean of such offered quotations for one-month sterling deposits (rounded upwards, if necessary, to five decimal places).

     INITIAL RELEVANT SCREEN RATE means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for two-week sterling deposits and the arithmetic mean of the offered quotations to leading banks for one-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Moneyline Telerate monitor at Moneyline Telerate page number 3750 (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other service as may be determined by the Sixth Issuer with the approval of the Security Trustee.

4.2  TERM ADVANCE RATES OF INTEREST

     The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three-month sterling deposits as determined in accordance with CLAUSE 6 of the Intercompany Loan Terms and Conditions plus a RELEVANT MARGIN which shall be:

     (a) in respect of the Sixth Issuer Series 1 Term AAA Advance, a margin of [{circle}] per cent. per annum;

     (b) in respect of the Sixth Issuer Series 2 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (c) in respect of the Sixth Issuer Series 3 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (d) in respect of the Sixth Issuer Series 4 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (e) in respect of the Sixth Issuer Series 5A1 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (f) in respect of the Sixth Issuer Series 5A2 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (g) in respect of the Sixth Issuer Series 1 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (h) in respect of the Sixth Issuer Series 2 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (i) in respect of the Sixth Issuer Series 3 Term AA Advance, a margin of [{circle}]] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (j) in respect of the Sixth Issuer Series 4 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

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     (k)  in respect of the Sixth Issuer Series 5 Term AA Advance, a margin of
          [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (l) in respect of the Sixth Issuer Series 1 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (m) in respect of the Sixth Issuer Series 2 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (n) in respect of the Sixth Issuer Series 3 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum;

     (o) in respect of the Sixth Issuer Series 4 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum; and

     (p) in respect of the Sixth Issuer Series 5 Term BBB Advance, a margin of [{circle}] per cent. per annum up to (and including) the Interest Period ending in [September 2011] and thereafter [{circle}] per cent. per annum.

4.3  INTEREST PERIODS

     The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Funding 1 Interest Payment Date falling in [December, 2004]. Each subsequent Interest Period shall commence on (and include) a Funding 1 Interest Payment Date and end on (but exclude) the following Funding 1 Interest Payment Date.

5.   REPAYMENT

5.1  REPAYMENT SUBJECT TO TERMS OF THE FUNDING 1 DEED OF CHARGE

     The terms and provisions of this CLAUSE 5 are to be read subject to the provisions of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding 1 Deed of Charge. Without limiting the generality of the foregoing, the Sixth Issuer Term Advances shall become due and payable as described in PARAGRAPH 1.4 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge.

5.2 REPAYMENT OF SIXTH ISSUER TERM AAA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Sixth Issuer:

     (a) the Sixth Issuer Series 1 Term AAA Advance on the Funding 1 Interest Payment Date falling in [September 2005];

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

     (b) the Sixth Issuer Series 2 Term AAA Advance in four equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [March 2007], [June 2007], [September 2007] and [December 2007] but if there are insufficient funds available to repay the Sixth Issuer Series 2 Term AAA Advance on such Funding 1 Interest Payment Date, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Sixth Issuer Series 2 Term AAA Advance is fully repaid;

     (c) the Sixth Issuer Series 3 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [December 2007], [March 2008], [June 2008] and [September 2008] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Sixth Issuer Series 3 Term AAA Advance is fully repaid;

     (d) the Sixth Issuer Series 4 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling [December 2009] and [March 2010] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Sixth Issuer Series 4 Term AAA Advance is fully repaid;

     (e) the Sixth Issuer Series 5A1 Term AAA Advance on each Funding 1 Interest Payment Date commencing on the Funding 1 Interest Payment Date falling in [September 2011] to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 5A1 Term AAA Advance is fully repaid; and

     (f) the Sixth Issuer Series 5A2 Term AAA Advance on each Funding 1 Interest Payment Date commencing on the Funding 1 Interest Payment Date falling in [September 2011] to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 5A2 Term AAA Advance is fully repaid.

5.3 REPAYMENT OF SIXTH ISSUER TERM AA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Sixth Issuer:

     (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 1 Term AAA Advance is fully repaid, the Sixth Issuer Series 1 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 1 Term AA Advance is fully repaid;

     (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 2 Term AAA Advance is fully repaid, the Sixth Issuer Series 2 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 2 Term AA Advance is fully repaid;

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

     (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 3 Term AAA Advance is fully repaid, the Sixth Issuer Series 3 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 3 Term AA Advance is fully repaid;

     (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 4 Term AAA Advance is fully repaid, the Sixth Issuer Series 4 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 4 Term AA Advance is fully repaid; and

     (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 5 Term AAA Advances are fully repaid, the Sixth Issuer Series 5 Term AA Advance to the extent of Funding 1 Available Principal Receipts therefor until the Sixth Issuer Series 5 Term AA Advance is fully repaid.

5.4 REPAYMENT OF SIXTH ISSUER TERM BBB ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Sixth Issuer:

     (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 1 Term AA Advance is fully repaid, the Sixth Issuer Series 1 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 1 Term BBB Advance is fully repaid;

     (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 2 Term AA Advance is fully repaid, the Sixth Issuer Series 2 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 2 Term BBB Advance is fully repaid;

     (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 3 Term AA Advance is fully repaid, the Sixth Issuer Series 3 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 3 Term BBB Advance is fully repaid;

     (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 4 Term AA Advance is fully repaid, the Sixth Issuer Series 4 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Sixth Issuer Series 4 Term BBB Advance is fully repaid;

     (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Sixth Issuer Series 5 Term AA Advance is fully repaid, the Sixth Issuer Series 5 Term BBB Advance to the extent of Funding 1 Available Principal Receipts therefor until the Sixth Issuer Series 5 Term BBB Advance is fully repaid.

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

5.5 REPAYMENT OF SIXTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     On and from the Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Sixth Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 3 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.6 REPAYMENT OF SIXTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     Following the occurrence of an Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Sixth Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 4 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.7 REPAYMENT OF SIXTH ISSUER TERM ADVANCES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

     Following the service on each Issuer (including the Sixth Issuer) of a Note Acceleration Notice pursuant to the terms of the Sixth Issuer Deed of Charge but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice, Funding 1 shall apply Funding 1 Available Principal Receipts in the manner set out in CLAUSE 5 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.8 REPAYMENT FOLLOWING THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

     Following the service on Funding 1 of an Intercompany Loan Acceleration Notice pursuant to the terms of the Funding 1 Deed of Charge, the Sixth Issuer Intercompany Loan shall be repaid in the manner set out in PART III of SCHEDULE 3 to the Funding 1 Deed of Charge (as the same shall be amended from time to time).

5.9  ACKNOWLEDGEMENT OF PREVIOUS INTERCOMPANY LOANS

     The Sixth Issuer hereby acknowledges and agrees that Funding 1 has entered into an intercompany loan agreement with Permanent Financing (No. 1) PLC (the FIRST ISSUER) dated 14th June, 2002 (the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 2) PLC (the SECOND ISSUER) dated 6th March, 2003 (the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 3) PLC (the THIRD ISSUER) dated 25th November, 2003 (the THIRD INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 4) PLC (the FOURTH ISSUER) dated 12th March, 2004 (the FOURTH INTERCOMPANY LOAN AGREEMENT) and an intercompany loan agreement with Permanent Financing (No. 5) PLC (the FIFTH ISSUER) dated 22nd July, 2004 (the FIFTH INTERCOMPANY LOAN AGREEMENT) and accordingly, the obligation of Funding 1 to repay this Sixth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Second Issuer Intercompany Loan and the

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     First Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding 1 under this Sixth Issuer Intercompany Loan Agreement, the Fifth Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the First Issuer Intercompany Loan Agreement and the provisions of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.10 ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

     The Sixth Issuer hereby acknowledges and agrees that from time to time Funding 1 may enter into New Intercompany Loans with New Issuers and that the obligation of Funding 1 to repay this Sixth Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding 1 under any of the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, this Sixth Issuer Intercompany Loan and any New Intercompany Loans and the provisions of Schedule 3 to the Funding 1 Deed of Charge. Subject to CLAUSE 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.

6.   PREPAYMENT

6.1  PREPAYMENT OF SIXTH ISSUER TERM ADVANCES

(a) If the conditions to the Redemption Option set out in CONDITION 5(F) of the Sixth Issuer Notes are met, then Funding 1 has the right to prepay the Term Advances corresponding to the Called Notes at an amount equal to their Specified Amount (as set out in CONDITION 5(F) of the Sixth Issuer Notes) without penalty or premium but subject to CLAUSE 15 (Default Interest and Indemnity) of the Intercompany Loan Terms and Conditions; and

(b) each of the Security Trustee, the Agent Bank (without liability or responsibility to any secured creditor in respect of any loss, liability or claim arising as a result thereof), Funding 1 and the Sixth Issuer shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the Sixth Issuer Transaction Documents to which it is a party, which may be necessary or desirable to permit and give effect to the prepayment (as certified by the Sixth Issuer and/or Funding 1 to the Security Trustee prior to any such amendment, modification or waiver being effected), including any waiver of covenants of Funding 1.

6.2  APPLICATION OF MONIES

     The Sixth Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to CLAUSE 6.1 (Prepayment of Sixth Issuer Term Advances) in making repayments under the relevant Sixth Issuer Notes pursuant to its Redemption Option.

7.   CERTAIN FEES, ETC.

7.1  FEE FOR PROVISION OF SIXTH ISSUER TERM ADVANCES

     Funding 1 shall (except in the case of payments due under paragraphs (c), (e), (f) and (i) below, which shall be paid when due) on each Funding 1 Interest Payment Date pay to the Sixth Issuer for same day value to the Sixth Issuer Transaction Account a fee for the

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

     provision of the Sixth Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

     (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Security Trustee pursuant to the Sixth Issuer Deed of Charge together with interest thereon as provided therein;

     (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Sixth Issuer Trust Deed together with interest thereon as provided therein;

     (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Sixth Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

     (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement;

     (e) any amounts due and payable by the Sixth Issuer to the Inland Revenue in respect of the Sixth Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Sixth Issuer and subject to the terms of the Sixth Issuer Deed of Charge) or any other Taxes payable by the Sixth Issuer;

     (f) the fees, costs, charges, liabilities and expenses due and payable to the Sixth Issuer Account Bank, pursuant to the Sixth Issuer Bank Account Agreement (if any);

     (g) the fees, costs, charges, liabilities and expenses due and payable to the Fifth Issuer Cash Manager, pursuant to the Sixth Issuer Cash Management Agreement;

     (h) any termination payment due and payable by the Sixth Issuer to any Sixth Issuer Swap Provider, pursuant to any Sixth Issuer Swap Agreement;

     (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Sixth Issuer Corporate Services Agreement;

     (j)  an amount equal to "G" where G is calculated as follows:

          G = (A - D - H) or, if such calculation is less than zero, then G shall be zero where,

          A = 0.01 per cent of the interest amounts paid by Funding 1 to the Sixth Issuer on the Sixth Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date;

          D = E - F

              where,

              E = the interest amounts (which excludes those fee amounts in this CLAUSE 6.1) paid by Funding 1 to the Sixth Issuer on the Sixth Issuer

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

                   Term Advances on the immediately preceding the Funding 1 Interest Payment Date; and

              F =  amounts paid by the Sixth Issuer under paragraphs (d) to
                   (h) of the Sixth Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Funding 1 Interest Payment Date;

                   and

              H = the cumulative aggregate of (D - A) as calculated on each previous Funding 1 Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

     (k) any other amounts due or overdue by the Sixth Issuer to third parties including the Rating Agencies and the amounts paid by the Sixth Issuer under the Subscription Agreement and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to (j) above; and

     (l) if on any Funding 1 Interest Payment Date there are Sixth Issuer Principal Receipts remaining in the Sixth Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Sixth Issuer on such Sixth Issuer Principal Receipts remaining in the Sixth Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Sixth Issuer applying the weighted average rate of interest payable on the Series 5 Sixth Issuer Notes or the relevant Sixth Issuer Currency Swap Agreements due for repayment at the end of that Interest Period to such Sixth Issuer Principal Receipts remaining in the Sixth Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Sixth Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Sixth Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Sixth Issuer Pre-Enforcement Revenue Priority of Payments in the Sixth Issuer Cash Management Agreement.

7.2  SET-OFF

     Funding 1 and each of the other parties to the Sixth Issuer Intercompany Loan Agreement agree that the Sixth Issuer shall be entitled to set-off those amounts due and payable by Funding 1 pursuant to this CLAUSE 7 on the Closing Date against the amount to be advanced by the Sixth Issuer to Funding 1 by way of the Sixth Issuer Term Advances on the Closing Date.

8.   APPLICATION OF CERTAIN PROVISIONS

     The provisions set out in CLAUSE 4.2 (Limited Recourse) of the Intercompany Loan Terms and Conditions shall apply to:

     (a)  the Sixth Issuer Term AA Advances; and

     (b)  the Sixth Issuer Term BBB Advances.

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

9.   ADDRESSES

     The addresses referred to in CLAUSE 18.4 (Notices) of the Intercompany Loan Terms and Conditions are as follows:

     THE SECURITY TRUSTEE:

     THE BANK OF NEW YORK

     For the attention of:  Global Structured Finance - Corporate Trust

     Address:               The Bank of New York
                            One Canada Square
                            London
                            E14 5AL

     Facsimile:             + 44 20 7964 60 1/6399

     THE FIFTH ISSUER:

     For the attention of:  The Secretary

     Address:               Permanent Financing (No. 6) PLC
                            Blackwell House
                            Guildhall Yard
                            London EC2V 5AE

     Facsimile:             +44 (0) 20 7556 0975

     Copy to:               HBOS Treasury Services plc
                            33 Old Broad Street
                            London EC2N 1HZ

     Facsimile:             +44 (0) 20 7574 8784

     For the attention of:  Head of Capital Markets and Securitisation

     FUNDING 1:

     For the attention of:  The Secretary

     Address:               Permanent Funding (No. 1) Limited
                            Blackwell House
                            Guildhall Yard
                            London EC2V 5AE

     Facsimile:             +44 (0) 20 7556 0975

     Copy to:               HBOS Treasury Services plc
                            33 Old Broad Street
                            London EC2N 1HZ

     Facsimile number:      +44 (0) 20 7574 8784

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

     For the attention of:  Head of Capital Markets and Securitisation

     RATING AGENCIES:

     MOODY'S:

     [Address:              2 Minster Court, Mincing Lane, London EC3R 7XB

     For the attention of:  Nicholas Lindstrom

     Telephone:             +44 (0) 20 7772 5332

     Facsimile:             +44 (0) 20 7772 5400]

     S&P:

     [Address:              Garden House, 18 Finsbury Circus, London EC2M 7NJ

     For the attention of:  Andre Vollmann

     Telephone:             +44 (0) 20 7826 3855

     Facsimile:             +44 (0) 20 7826 3598]

     FITCH:

     [Address:              101 Finsbury Pavement, London EC2A 1RS

     For the attention of:  FS Surveillance

     Telephone:             +44 (0) 20 7417 4355

     Facsimile:             +44 (0) 20 7417 6262]

10.  COUNTERPARTS

     This Intercompany Loan Confirmation may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same Agreement.

11.  THIRD PARTY RIGHTS

     The Intercompany Loan Confirmation does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to the Intercompany Loan Agreement.

12.  GOVERNING LAW

     This Sixth Issuer Intercompany Loan Confirmation is governed by and shall be construed in accordance with English law.

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

                                   SCHEDULE 1

                   CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.   AUTHORISATIONS

(a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding 1.

(b) A copy of a resolution of the board of directors of Funding 1 authorising the entry into, execution and performance of each of the Transaction Documents to which Funding 1 is a party and authorising specified persons to execute those on its behalf.

(c)  A certificate of a director of Funding 1 certifying:

     (i) that each document delivered under this paragraph 1 of SCHEDULE 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Sixth Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

     (ii) as to the identity and specimen signatures of the directors and signatories of Funding 1.

2.   SECURITY

(a) The Funding 1 Deed of Charge (and the Fourth Deed of Accession) duly executed by the parties thereto.

(b) Duly completed bank account mandates in respect of the Funding 1 GIC Account and the Funding 1 Transaction Account.

(c)  Security Power of Attorney for Funding 1.

3.   LEGAL OPINION

     Legal opinions of:

     (a) Shepherd & Wedderburn Scottish legal advisers to the Seller and the Servicer, addressed to, inter alios, the Security Trustee;

     (b) Allen & Overy LLP, English and U.S. legal advisers to the Seller, the Sixth Issuer and the Servicer, addressed to, inter alios, the Security Trustee; and

4.   TRANSACTION DOCUMENTS

     Duly executed copies of:

     (a)  the Servicing Agreement;

     (b)  the Mortgages Trust Deed;

     (c)  the Halifax Deed and Power of Attorney;

     (d)  the Funding 1 Deed of Charge;

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

     (e)  the Second Supplemental Funding 1 Deed of Charge;

     (f)  the Funding 1 Swap Agreement;

     (g)  the Corporate Services Agreements;

     (h)  the Funding 1 Liquidity Facility Agreement;

     (i) the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Fifth Issuer Intercompany Loan Agreement and the Sixth Issuer Intercompany Loan Agreement;

     (j)  the Cash Management Agreement;

     (k)  the Bank Account Agreement;

     (l)  the Funding 1 Guaranteed Investment Contract;

     (m) the First Start-up Loan Agreement, the Second Issuer Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement and the Sixth Start-up Loan Agreement;

     (n)  the Mortgage Sale Agreement;

     (o)  the Seller Power of Attorney;

     (p)  the Sixth Issuer Deed of Charge;

     (q)  the Sixth Issuer Cash Management Agreement;

     (r)  the Sixth Issuer Swap Agreements;

     (s)  the Sixth Issuer Bank Account Agreement;

     (t)  the Sixth Issuer Post-Enforcement Call Option Agreement;

     (u)  the Sixth Issuer Trust Deed;

     (v)  the Sixth Issuer Global Notes;

     (w)  the Sixth Issuer Paying Agent and Agent Bank Agreement;

     (x)  the Underwriting Agreement;

     (y)  the Subscription Agreements;

     (z)  the Mortgages Trustee Guaranteed Investment Contract; and

     (aa) the Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule, the Third Issuer Master Definitions and Construction Schedule, the Fourth Issuer Master Definitions and Construction Schedule, the Fifth Issuer Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule.

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

5.   BOND DOCUMENTATION

(a) Confirmation that the Sixth Issuer Notes have been issued and the subscription proceeds received by the Sixth Issuer; and

(b)  Copies of the Offering Circular.

6.   MISCELLANEOUS

     Solvency certificates from Funding 1 signed by two directors of Funding 1 in or substantially in the form set out in SCHEDULE 2 to the Intercompany Loan Terms and Conditions.

                                   SIGNATORIES

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

FUNDING 1

SIGNED by                          )
for and on behalf of               )
PERMANENT FUNDING (NO. 1) LIMITED  )        ..........................


SIXTH ISSUER

SIGNED by                          )
for and on behalf of               )
PERMANENT FINANCING (NO. 6) PLC    )        ..........................


SECURITY TRUSTEE

SIGNED by                          )
for and on behalf of               )
THE BANK OF NEW YORK               )        ..........................


AGENT BANK

SIGNED by                          )
for and on behalf of               )
CITIBANK, N.A.,                    )
LONDON BRANCH                      )        ..........................

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